UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2017

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

Hibbett Sports, Inc. (Company) released its results of operations for the thirteen-week period ended April 29, 2017, in a press release issued on May 18, 2017.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 17, 2017, the Company held its 2017 Annual Meeting of Stockholders.  The Board of Directors of the Company submitted four proposals to a vote of the Company's stockholders. The final results of the voting on each proposal are presented below.

Proposal Number 1 – Election of Directors

The Board of Directors nominated each of the two Directors set forth below to serve as a Class III Director for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2020, or until his successor is elected and qualified.  The stockholders elected the two nominees to serve as Directors of the Company pursuant to the following vote:

Nominee	For	Against	Withheld	Broker Non-Votes
Anthony F. Crudele	18,955,352	129,221	21,424	882,554
Ralph T. Parks	18,906,180	178,393	21,424	882,554

The election of Anthony F. Crudele and Ralph T. Parks as Class III Directors were part of certain corporate governance changes approved by the Board of Directors in connection with the retirement of Albert C. Johnson as a Class III Director upon the expiration of his term at the 2017 Annual Meeting of Stockholders. Those changes included a reduction in the size of the Board of Directors from nine Directors to eight Directors and a corresponding reduction in the number of Class III directorships from three to two directors effective immediately prior to the convening of the 2017 Annual Meeting of Stockholders.  As a result, effective May 17, 2017, the Board of Directors is divided into three classes, with Class I consisting of three incumbent Directors - Jane F. Aggers, Terrance G. Finley and Jeffry O. Rosenthal, Class II consisting of three incumbent Directors – Karen S. Etzkorn, Michael J. Newsome and Alton E. Yother, and Class III consisting of two incumbent Directors - Anthony F. Crudele and Ralph T. Parks.  For additional information regarding the reduction in the size of the Board, see "Our Corporate Governance Principles – Size of the Board of Directors" in the Company's definitive Proxy Statement for the 2017 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 19, 2017.

Proposal Number 2 – Selection of Independent Registered Public Accounting Firm

The stockholders were asked to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending February 3, 2018.  The appointment of KPMG LLP was ratified by the stockholders pursuant to the following vote:

For	Against	Abstain	Broker Non-Votes
19,887,251	95,610	5,690	--

Proposal Number 3 – Advisory Vote on Executive Compensation

The stockholders were asked to cast a non-binding advisory vote on a resolution to approve the compensation of our Named Executive Officers as disclosed in the Proxy Statement for the 2017 Annual Meeting of Stockholders.  The stockholders approved the non-binding advisory resolution on executive compensation pursuant to the following vote:

For	Against	Abstain	Broker Non-Votes
18,211,341	848,659	45,997	882,554

Proposal Number 4 – Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

The stockholders had the opportunity to vote, on a non-binding advisory basis, on how frequently we should seek future advisory votes on the compensation of our Named Executive Officers.  Our stockholders expressed a preference that an advisory vote on the compensation of our Named Executive Officers occur every year.  The results of the advisory vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
17,109,568	6,874	1,962,986	26,569	882,554

After consideration of the stockholder voting results, the Board has determined that the Company will hold an advisory vote on named executive officer compensation each year until the next required stockholder advisory vote on frequency of named executive officer compensation occurs or until the Board otherwise determines that a different frequency for advisory votes on named executive officer compensation is in the best interest of stockholders.  The Company is required to hold votes on such frequency every six years.

Item 7.01.  Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be "filed".

Exhibit No.	Description
99.1	Press Release Dated May 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

	By:	/s/ Scott J. Bowman
Scott J. Bowman
May 18, 2017		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated May 18, 2017